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                                   EXHIBIT 21
                          SUBSIDIARIES OF UNION CAMP(1)

                                                        JURISDICTION
                                                             OF
NAME OF SUBSIDIARY                                     INCORPORATION

ABC Container Corporation .............................. Delaware

Cartonajes Union, S.A. .................................... Spain

Escort City Enterprises Ltd. ............................ England

    Union Camp Chemicals Limited ........................ England

Fleetwood Container & Display, Inc. .................. California

Forest Land Investments, Inc. .......................... Delaware

Puerto Rico Container Company, Inc. .................... Delaware

Transtates Properties Incorporated ..................... Delaware

    The Branigar Organization, Inc. .................... Illinois

      Branigar Credit Corporation ...................... Illinois

U.C. Realty Corporation ................................ Delaware

Union Camp Patent Holding, Inc. ........................ Delaware

    Bush Boake Allen Inc. .............................. Virginia

      A. Boake Roberts & Company (Holding) Ltd. ......... England

      Bush Boake Allen Limited .......................... England

Union Camp Foreign Sales Corporation ............. Virgin Islands

Union Camp Holdings Chile S.A. ............................ Chile

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Union Camp Holdings Limited ................. Republic of Ireland

    Union Camp Ireland Limited .............. Republic of Ireland

Union Camp International Sales Corporation ............. Delaware

Union Camp Overseas Finance N.V. ........... Netherlands Antilles

Union Camp Technology, Inc. ............................ Virginia

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(1) The  names of other  subsidiaries  have been  omitted,  since  such  unnamed subsidiaries in the aggregate would not constitute a significant subsidiary.